UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 30, 2006
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION PLACE OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (651) 704-4000
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On March 30, 2006, Imation Corp. (the “Company”) entered into a Credit Agreement dated as of March 29, 2006 (the “Credit Agreement”), with a consortium of lenders: Bank of America, N.A., JPMorgan Chase Bank, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, The Bank Of Tokyo-Mitsubishi UFJ, Ltd., Citibank NA, Fifth Third Bank, LaSalle Bank National Association and The Bank of New York. The Credit Agreement creates a $300 million unsecured revolving credit facility that the Company can draw upon for general corporate purposes. The Credit Agreement expires on March 29, 2011. Borrowings under the Credit Agreement bear interest, at the Company’s option, at either: (a) the higher of the federal funds rate plus 0.50% or the rate of interest published by Bank of America as its “prime rate” plus, in each case, up to 0.50% depending on the applicable leverage ratio, as described below or (b) the British Bankers’ Association LIBOR, adjusted by the reserve percentage in effect from time to time, as determined by the Federal Reserve Board, plus up to 1.20% depending on the applicable leverage ratio. Leverage ratio is defined as the ratio of total debt to EBITDA (net earnings before interest, income taxes, depreciation and amortization.) As of March 30, 2006, no borrowings were outstanding under the Credit Agreement.
The Credit Agreement contains covenants which are customary for similar credit arrangements, including covenants relating to financial reporting and notification, payment of indebtedness, taxes and other obligations, and compliance with applicable laws and certain limitations regarding additional liens and indebtedness and certain acquisitions, investments and dispositions of assets. The Credit Agreement also contains financial covenants that require the Company to have a leverage ratio (defined as the ratio of total debt to EBITDA (net earnings before interest, income taxes, depreciation and amortization)) not exceeding 2.5 to 1.0 and a fixed charge coverage ratio (defined as the ratio of EBITDA less capital expenditures to interest expenses) not less than 2.5 to 1.0. The Company was in compliance with these financial covenants as of March 30, 2006.
A copy of the Credit Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
10.1   Credit agreement between Imation Corp and a Consortium of Lenders dated as of March 29, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)

Date: April 5, 2006	By:	/s/ Paul R. Zeller
Paul R. Zeller
Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Credit agreement between Imation Corp and a Consortium of Lenders dated as of March 29, 2006